Exhibit 10.19

NON-QUALIFIED STOCK OPTION AGREEMENT

(2020 Stock Award and Incentive Plan)

NON-QUALIFIED STOCK OPTION AGREEMENT, dated as of                      (the “Agreement”), by and between Apartment Income REIT Corp., a Maryland corporation (the “Company”), and                      (the “Optionee”). Capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings set forth in the Apartment Income REIT Corp. 2020 Stock Award and Incentive Plan, as amended (the “Plan”).

WHEREAS, on                      (the “Grant Date”) the Compensation and Human Resources Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company awarded the Optionee a non-qualified stock option, exercisable to purchase shares of the Company’s Class A Common Stock, par value $.01 per share (“Common Stock”), pursuant to, and subject to the terms and provisions of, the Plan.

NOW, THEREFORE, in consideration of the Optionee’s services to the Company and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.

Number of Shares and Purchase Price. The Company hereby grants the Optionee a non-qualified stock option (the “Option”) to purchase                      shares of Common Stock (the “Target Option Shares”) at a purchase price per share equal to                      (the “Exercise Price”), pursuant to the terms of this Agreement and the provisions of the Plan. The number of Target Option Shares was determined by dividing                      by                    , which was the option valuation as determined by a third party valuation firm and approved by the Committee. The Optionee may ultimately vest into more Target Option Shares or fewer or none as set forth in more detail in this Agreement.

2.	Period of Option and Conditions of Exercise.

(a)

Unless the Option is previously terminated pursuant to this Agreement or the Plan, the Option shall terminate on the tenth anniversary of the Date of Grant (the “Expiration Date”). Upon the termination of the Option, all rights of the Optionee hereunder shall cease.

(b)	The Option shall become exercisable as set forth in this Section 2(b) and on Exhibit A.

(i)

The Company’s total shareholder return (as defined in more detail on Exhibit A, “TSR”) over the period beginning on                      and ending on                      (the “Performance Period”), as calculated by comparison to the indices stipulated on Exhibit A to this Agreement (and using the methodology set forth on such Exhibit A), shall be compared to the threshold, target and maximum TSR hurdles set forth on Exhibit A to determine the “Vesting Portion” (as defined on Exhibit A) of the Option as a percentage of the Target Option Shares. Such calculations shall be determined by the Committee no later than (the date of such determination, the “Determination Date”). Restrictions with respect to 50% of the related Vesting Portion of the Option set forth on Exhibit A shall lapse as of the later of the Determination Date and the third anniversary of the Date of Grant (the “Vesting Date”), with the restrictions on the remaining 50% of such Vesting Portion lapsing on the fourth anniversary of the Date of Grant (the “Anniversary Date”).

(ii)

Except as set forth in Section 4, each such lapse of restrictions shall occur only if the Recipient has remained employed by the Company through the Vesting Date or the Anniversary Date, as the case may be (the “Restricted Period”). The portion of the Option that does not vest as of the Vesting Date (or the Anniversary Date, as the case may be) based on TSR performance, shall, as of the Vesting Date (or the Anniversary Date, as the case may be), be forfeited to the Company without payment of any consideration by the Company, and neither the Recipient nor any of his or her successors, heirs, assigns or personal representatives shall thereafter have any further rights or interests in such Option.

(iii)	All determinations with respect to the calculations pursuant to this Agreement shall be made in the sole discretion of the Committee.

3.

Change in Control. Unexercised and unvested stock options issued hereunder shall, in addition to any provisions relating to exercisability contained in this Agreement, become immediately fully vested and exercisable by the Optionee upon the termination of Optionee’s employment with the Company by the Company without Cause (as defined below) or by Optionee for Good Reason (as defined below), in either case within 12 months following the occurrence of a Change of Control (as defined below), with the level of TSR performance calculated as if the date of the Change in Control was the final day of the Performance Period, and as if the level of TSR performance as of such date was the higher of (a) target or (b) actual TSR performance as of such date, as determined in the sole discretion of the Committee in accordance with Section 2(b) and Exhibit A.

4.

Termination of Employment. Except as provided in this Section 4, the Option may not be exercised after the Optionee has ceased to be employed by the Company or one of its affiliates. In the event that the Optionee ceases to be employed by the Company or one of its affiliates, the Option may be exercised following such termination, as follows:

(a)

if the Optionee’s termination of employment is due to his or her death or Disability (as defined below), (i) if the Vesting Portion of the Option has already been determined pursuant to Section 2(b) above, then the unexercised portion of the Vesting Portion of the Option shall remain exercisable until the Expiration Date or (ii) unexercised and unvested stock options issued hereunder shall become immediately fully vested and exercisable by the Optionee and the Option shall remain exercisable until the Expiration Date for the Vesting Portion of the Option Shares, with the level of TSR performance calculated as if the date of termination was the final day of the Performance Period, and as if the level of TSR performance as of such date was the higher of (a) target or (b) actual TSR performance as of such date, as determined in the sole discretion of the Committee in accordance with Section 2(b) and Exhibit A;

(b)

if the Optionee’s termination of employment is by the Company without Cause or by Optionee for Good Reason, in either case within 12 months following the occurrence of a Change of Control, unexercised and unvested stock options issued hereunder shall become immediately fully vested and exercisable by the Optionee as provided for in Section 3 and the Option shall remain exercisable until the Expiration Date;

(c)

if the Optionee ceases to be employed by the Company or an affiliate other than under the circumstances described in items (a) and (b) of this Section 4, the Option shall remain exercisable for a period of 90 days following such termination (but in no event later than the Expiration Date) with respect to the portion of the Option that was otherwise exercisable as of the date of such termination (as provided for in Section 2(b)), and shall thereafter terminate; and

(d)	if the Optionee’s termination is by the Company or one of its affiliates for Cause (as defined below), the Option shall terminate immediately on the date of such termination.

5.	Exercise of Option.

(a)

The Option may be exercised only by the Optionee or, in the event of the death or incapacity of the Optionee, the Optionee’s successor, heir or legal representative. The Option shall be exercised by delivery to the Company of (i) a written notice, substantially in the form attached hereto as Exhibit B, specify the number of shares for which the Option is being exercised to purchase, and (ii) full payment of the Exercise Price for such number of shares being purchased (in respect of such shares, the “Total Exercise Price”), in the manner provided below, and any transfer or withholding taxes applicable thereto.

(b)	Payment of the Exercise Price for any shares being purchased shall be made as follows:

(i)	The Optionee may satisfy all or any portion of the Total Exercise Price by delivery to the Company of cash, by certified or cashier’s check, or

(ii)

The Optionee may satisfy all of any portion of the Total Exercise Price by (A) assignment, transfer and delivery to the Company, free of any liens, claims or encumbrances, of shares of Common Stock that the Optionee owns, or (B) assignment and transfer to the Company, free of any liens, claims or encumbrances, of common partnership units of AIMCO Properties, L.P. (“OP Units”) that the Optionee owns. If the Optionee pays by assignment, transfer and delivery of shares of Common Stock, the Optionee must include with the notice of exercise the certificates for such shares of Common Stock, either duly endorsed for transfer or accompanied by an appropriately executed stock power in favor of the Company. If the Optionee pays by assignment and transfer of OP Units, the Optionee must include with the notice of exercise a duly executed assignment of all of the Optionee’s interest in such OP Units. For purposes of this Agreement, the value of all such shares of Common Stock delivered by the Optionee will be their Fair Market Value, and the value of all OP Units assigned by the Optionee will be the Fair Market Value of the number of shares of Common Stock for which such OP Units are then subject to exchange upon a redemption of such OP Units. If the value of the shares of Common Stock delivered, or OP Units assigned, by the Optionee exceeds the amount required to be paid pursuant to this Section 5, the Company will provide to the Optionee, as soon as practicable, cash or a check in an amount equal to the value of any fractional portion of a share of Common Stock or OP Unit, and will issue a certificate to the Optionee for any whole share(s) of Common Stock or OP Units exceeding the number of shares of Common Stock or OP Units required to pay the Exercise Price for all shares being purchased; or

(iii)	At the discretion of the Administrator, the Optionee may satisfy all of any portion of the Total Exercise Price by means of a cashless exercise procedure.

(c)

Not less than 100 shares of Common Stock may be purchased at any time upon the exercise of the Option, unless the number of shares of Common Stock so purchased constitutes the total number of shares for which the Option is then exercisable. The Option may be exercised only to purchase whole shares of Common Stock, and in no case may a fractional share of Common Stock be purchased. The right of the Optionee to purchase shares for which the Option is then exercisable may be exercised, in whole or in part, at any time or from time to time, prior to the Expiration Date.

(d)

The Company may require the Optionee to pay, prior to the delivery of any shares to which the Optionee shall be entitled upon exercise of the Option, an amount equal to the Federal, state and local income taxes and other amounts required by law to be withheld by the Company with respect thereto. Alternatively, the Optionee may authorize the Company to withhold from the number of shares he or she would otherwise receive upon exercise of the Option, that number of shares having a Fair Market Value equal to the minimum statutory withholding taxes with respect thereto.

(e)

This Option may not be exercised unless such exercise is in compliance with the Securities Act of 1933, as amended (the “Securities Act”) and all applicable state securities laws as they are in effect on the date of exercise and the requirements of any stock exchange or national market system on which the Common Stock may be listed at the time of exercise. The Optionee understands that the Company is under no obligation to register, qualify or list the Option Shares with the Securities Exchange Commission, any state securities commission or any stock exchange or national market system to effect such compliance.

6.	Definitions. For purposes of this Agreement:

(a)

“Cause” shall mean the termination of the Optionee’s employment because of the occurrence of any of the following events, as determined by the Board in accordance with the procedure below: (i) the failure by Optionee to attempt in good faith to perform his or her duties or to follow the lawful direction of the individual to whom Optionee reports; provided, however, that the Company shall have provided Optionee with written notice of such failure and Optionee has been afforded at least 15 days to cure same; (ii) the indictment of Optionee for, or Optionee’s conviction of or plea of guilty or nobo contendere to, a felony or any other serious crime involving moral turpitude or dishonesty; (iii) Optionee’s willfully engaging in misconduct in the performance of his or her duties (including theft, fraud, embezzlement, securities law violations, a material violation of the Company’s code of conduct or a material violation of other material written policies) that is injurious to the Company, monetarily or otherwise, in more than a de minimis manner; (iv) Optionee’s willfully engaging in misconduct unrelated to the performance of his or her duties for the Company that is materially injurious to the Company, monetarily or otherwise; (v) the material breach by Optionee of any material written agreement with the Company. For purposes of this Agreement, no act, or failure to act, on the part of Optionee shall be considered “willful” unless done, or omitted to be done, by Optionee in bad faith and without reasonable belief that his or her action or omission was in the best interest of the Company. Any termination shall be treated as a termination for Cause only if (i) Optionee is given at least five business days’ written notice of termination specifying the alleged Cause event and shall have the opportunity to appear (with counsel) before the full Board to present information regarding his or her views on the Cause event, and (ii) after such hearing, Optionee is terminated for Cause by at least a majority of the Board. After providing the notice of termination in the foregoing sentence, the Board may suspend Optionee with full pay and benefits until a final determination pursuant to this Section 6(a) has been made. Notwithstanding the foregoing provisions of this Section 6(a), if Optionee is party to an employment agreement with the Company that provides a definition of Cause, such definition shall apply instead of the foregoing provisions of this Section 6(a).

(b)	A “Change in Control” shall mean the occurrence of any of the following events:

(i)

an acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any “person” (as the term “person” is used for purposes of Section 13(d) or Section 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) immediately after which such person has “beneficial ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) (“Beneficial Ownership”) of 50% or more of the combined voting power of the Company’s then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, Voting Securities that are acquired in a Non-Control Acquisition (as hereinafter defined) shall not constitute an acquisition that would cause a Change in Control. “Non-Control Acquisition” shall mean an acquisition (A) by or under an employee benefit plan (or a trust forming a part thereof) maintained by (1) the Company or (2) any corporation, partnership or other person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company or in which the Company serves as a general partner or manager (a “Subsidiary”), (B) by the Company or any Subsidiary, or (C) by any person in connection with a Non-Control Transaction (as hereinafter defined). “Non-Control Transaction” shall mean a merger, consolidation, share exchange or reorganization involving the Company, in which (1) the stockholders of the Company, immediately before such merger, consolidation, share exchange or reorganization, own, directly or indirectly immediately following such merger, consolidation, share exchange or reorganization, at least 50% of the combined voting power of the outstanding voting securities of the corporation that is the successor in such merger, consolidation, share exchange or reorganization (the “Surviving Company”) in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation, share exchange or reorganization, and (2) the individuals who were members of the Board of Directors of the Company immediately prior to the execution of the agreement providing for such merger, consolidation, share exchange or reorganization constitute at least 50% of the members of the board of directors of the Surviving Company;

(ii)

the individuals who constitute the Board as of the date hereof (the “Incumbent Board”) cease for any reason to constitute at least 50% of the Board; provided, however, that if the election, or nomination for election by the Company’s stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall be considered as a member of the Incumbent Board; provided, further, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “election contest” (as described in Rule 14a-11 promulgated under the Exchange Act) (an “Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

(iii)

the consummation of any of the following: (A) a merger, consolidation, share exchange or reorganization involving the Company (other than a Non-Control Transaction); (B) a complete liquidation or dissolution of the Company; or (C) an agreement for the sale or other disposition of all or substantially all of the assets of the Company to any person (other than a transfer to a Subsidiary).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person (a “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company that, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by such Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, such Subject Person becomes the Beneficial Owner of any additional Voting Securities that increases the percentage of the then outstanding Voting Securities Beneficially Owned by such Subject Person, then a Change in Control shall occur.

(c)

The Optionee’s employment will have terminated by reason of “Disability” if, in the reasonable and good faith judgment of the Company, the Optionee is totally and permanently disabled and is unable to return to or perform his or her duties on a full-time basis.

(d)

“Good Reason” means (i) a reduction in Optionee’s base salary; (ii) a material diminution in Optionee’s title or responsibilities; or (iii) relocation of Optionee’s primary place of employment more than fifty miles; provided, however, that Optionee may only terminate employment for Good Reason by delivering written notice to the Board within 90 days following the date on which Optionee first knows of the event constituting Good Reason, which notice specifically identifies the facts and circumstances claimed by Optionee to constitute Good Reason, and the Company has failed to cure such facts and circumstances within 30 days after receipt of such notice; and provided further, however, that if Optionee is party to an employment agreement with the Company that provides a definition of Good Reason, such definition shall apply instead of the foregoing provisions of this Section 6(d).

7.

Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require the Optionee to remit to the Company, an amount sufficient to satisfy any Federal, state, and local taxes (including the Optionee’s FICA obligation) required by law to be withheld as a result of any taxable event arising in connection with the Option, in accordance with the terms of the Plan and applicable law.

8.

No Right to Employment. Nothing in the Plan or this Agreement shall confer on the Optionee any right to continue in the employ of, or other relationship with, the Company, any Company Subsidiary, the Partnership or any Partnership Subsidiary or limit in any way the right of the Company, any Company Subsidiary, the Partnership or any Partnership Subsidiary to terminate the Optionee’s employment or other relationship at any time, with or without cause.

9.	No Rights as a Stockholder. Neither the Optionee nor any of the Optionee’s successors in interest shall have any rights as a stockholder of the Company with respect to any shares of Common Stock subject to the Option until the date such shares are credited in electronic form in an account by the Company’s transfer agent or other designee or the date of issuance of a stock certificate for such shares.

10.	Miscellaneous.

(a)

Entire Agreement. This Agreement and the Plan contain the entire understanding and agreement of the Company and the Optionee concerning the subject matter hereof, and supersede all earlier negotiations and understandings, written or oral, between the parties with respect thereto.

(b)

Captions. The captions and section numbers appearing in this Agreement are inserted only as a matter of convenience. They do not define, limit, construe or describe the scope or intent of the provisions of this Agreement.

(c)

Counterparts. This Agreement may be executed in counterparts, each of which when signed by the Company or the Optionee will be deemed an original and all of which together will be deemed the same agreement.

(d)

Notices. Any notice or communication having to do with this Agreement must be given by personal delivery or by certified mail, return receipt requested, addressed, if to the Company or the Committee, to the attention of the Legal Department of the Company at the principal office of the Company and, if to the Optionee, to the Optionee’s last known address contained in the personnel records of the Company.

(e)

Succession and Transfer. Each and all of the provisions of this Agreement are binding upon and inure to the benefit of the Company and the Optionee and their successors, assigns and legal representatives; provided, however, that the Option granted hereunder shall not be transferable by the Optionee (or the Optionee’s successor or legal representative) other than by will or by the laws of descent and distribution and may be exercised during the lifetime of the Optionee, only by the Optionee or by his or her guardian or legal representative.

(f)	Amendments. Subject to the provisions of the Plan, this Agreement may be amended or modified at any time by an instrument in writing signed by the parties hereto.

(g)

Governing Law. This Agreement and the rights of all persons claiming hereunder will be construed and determined in accordance with the laws of the State of Maryland without giving effect to the choice of law principles thereof.

(h)

Plan Controls. This Agreement is made under and subject to the provisions of the Plan, and all of the provisions of the Plan are hereby incorporated by reference into this Agreement. In the event of any conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall govern. By signing this Agreement, the Optionee confirms that he or she has received a copy of the Plan and has had an opportunity to review the contents thereof.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

APARTMENT INCOME REIT CORP.

By:
Name:
Title:

OPTIONEE:

By:
Name:

Address